SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





      Date of Report (Date of earliest event reported)        February 11, 2003
                                                              -----------------



                        Interstate Bakeries Corporation
                        -------------------------------
            (Exact name of Registrant as specified in its charter)





      Delaware              1-11165                    43-1470322
      --------              -------                    ----------
      (State of         (Commission File            (I.R.S. Employer
   Incorporation)                             Number) Identification Number)


              12 East Armour Boulevard, Kansas City, Missouri 64111
              -----------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


Registrant's telephone number, including area code:  (816) 502-4000
                                                     --------------


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Item 9.  Regulation FD Disclosure

     Interstate Bakeries Corporation issued the following press release on February 11, 2003:


                      KANSAS CITY, MO -- February 11, 2003

     Interstate Bakeries Corporation (NYSE - IBC), the nation's largest baker and distributor of fresh branded bread and sweet goods, today announced it expects earnings for fiscal 2003, ending May 31, 2003, to be lower than previous company guidance.

     "Based on the information available to us at this time, the Company believes that the earnings guidance of $1.30 per common share, given in December during our second quarter conference call, is no longer valid," said James R. Elsesser, Chief Executive Officer. "Assuming continuation of current trends, the Company expects to report a loss for the third quarter (the sixteen weeks ending March 8, 2003). However, a return to profitability is projected for the fourth quarter and for the full fiscal 2003, the Company anticipates earnings in a range of $0.90 to $0.95 per diluted common share before the other charges reported in the second quarter."

     Mr. Elsesser cited weaker than expected branded sales, particularly in snack cake, higher than expected product returns and escalating energy costs as primary factors that have led to the Company's change in guidance.

     "Traditionally, the back-to-school weeks following the December holidays are one of our strongest sales periods. But this year snack cake sales have been far softer than anticipated, falling considerably below prior year results," he said. "Although merchandising activity during the period was strong, consumers were not as responsive as in past years. We believe the slow economy, as well as retail price markups on our snack cake products by some of our customers, is impacting these impulse purchases."

     Branded bread sales were also weaker than expected in recent weeks. We believe the soft economy has had an impact on overall bread sales volume. In addition, our important Southeast operations have not yet rebounded from a second quarter slump.


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     Mr.  Elsesser added that he believes the increase in returns is due in part to the poor results of the back-to-school promotional effort. "We filled the displays and the movement wasn't there," he said.

     "We are deeply disappointed with our current year's results," Mr. Elsesser said. "We are taking aggressive and sensible measures to address the profit shortfall. In this regard, we have initiated a companywide cost reduction program, we have begun a review of sales activities that may be marginally profitable and we plan to close approximately 100 nonperforming thrift stores. Other actions will be discussed in our third quarter earnings announcement slated for release the second week of April."

     Mr. Elsesser noted the Company also is focused toward long-term profitability. "Our Company is currently engaged in a process of change. We have hired a national consulting firm to assist us in a complete review of our business model. We must become more efficient in the marketplace," he said.

     Interstate Bakeries Corporation is the nation's largest baker and distributor of fresh baked bread and sweet goods in the U.S., under various national brand names including Wonder, Hostess, Dolly Madison and Drake's. The Company, with 61 bread and cake bakeries located in strategic markets from coast-to-coast, is headquartered in Kansas City, Missouri.

     For information on the Company, please contact:
     Frank W. Coffey
     Senior Vice President & Chief Financial Officer
     Interstate Bakeries Corporation
     12 E. Armour Boulevard
     Kansas City, Missouri 64111
     (816) 502-4000


     FORWARD-LOOKING STATEMENTS

     Some information contained in this press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The use of any of the words "anticipate," "continue," "estimate," "expect," "may," "will," "project," "should," "could," "would," "plan," "intend," "predict," "believe," "potential," and

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     similar expressions are intended to identify uncertainties.  We believe the expectations reflected in those forward-looking statements are reasonable. However, we cannot assure you that these expectations will prove to be correct. Forward-looking statements include statements relating to, among other things: earnings expectations; operating and financial benefits from our portfolio of brands and our distribution system; availability and costs of raw materials, packaging, fuel and power; savings from productivity and product quality improvements; and general economic conditions.

     Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors that may impact our business or operations. Many of those factors are beyond our ability to control or predict. Factors that could cause actual results to differ materially include, but are not limited to, increased costs or delays in completion of the Las Vegas bakery project or other problems related thereto; actions of competitors, including pricing policy and promotional spending; effectiveness of advertising and marketing spending; the availability and costs of raw materials, fuels and utilities, and the ability to recover these costs in the pricing of products; the availability of capital on acceptable terms; changes in our business strategies, including our ability to continue to participate in industry consolidation and to integrate successfully businesses we acquire; expenditures necessary to carry out cost-saving initiatives and savings derived from these initiatives; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; further consolidation in the food retail industry; future product recalls or safety concerns; costs associated with environmental compliance and remediation; increased costs and uncertainties related to periodic renegotiation of union contracts; changes in our relationship with employees and the unions that represent them; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party; business disruption from terrorist acts, our nation's response to such acts and acts of war; and other factors. You should not unduly rely on these forward-looking statements. These statements speak only as of the date of this press release and we undertake no obligation to publicly update or revise these forward-looking statements to reflect future events or developments, except as required by law. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this press release. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended June 1, 2002 and Forms 10-Q for the quarters ended August 24, 2002 and November 16, 2002 filed with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                        INTERSTATE BAKERIES CORPORATION


Date: February 11, 2003                 By:        /s/ James R. Elsesser
                                           -------------------------------------
                                           Name:  James R. Elsesser
                                           Title: Chief Executive Officer



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